Exhibit 99.1

MarkWest Announces Retirement of John M. Fox Effective December 31, 2003;

Appointment of Frank M. Semple as President

DENVER—October 23, 2003—The Boards of Directors of MarkWest Hydrocarbon, Inc. (AMEX: MWP) (“MarkWest Hydrocarbon”), and of the general partner of MarkWest Energy Partners, L.P. (AMEX: MWE) (“MarkWest Energy Partners”), announced today that John M. Fox, the current Chairman, President and Chief Executive Officer of MarkWest Hydrocarbon and MarkWest Energy Partners, has advised them of his plans to retire as Chief Executive Officer effective December 31, 2003. As part of the management transition, the Boards also announced the resignation of Mr. Fox as President effective November 1, 2003, and the appointment of Frank M. Semple as President as of such date. To facilitate an orderly transition, Mr. Fox will continue in his role as Chief Executive Officer during the remainder of the calendar year, after which time Mr. Semple will also assume the position of Chief Executive Officer.

Mr. Fox will remain a Director and Chairman of the Board of each of MarkWest Hydrocarbon and the general partner of MarkWest Energy Partners. Mr. Fox founded MarkWest Hydrocarbon and has served as its President, Chief Executive Officer and Chairman of the Board since its inception in April 1988. Mr. Fox has served in the same capacities for the general partner of MarkWest Energy Partners since May 2002.

In announcing Mr. Fox’s retirement and accepting his resignation as President, the Boards thanked Mr. Fox for his invaluable service, vision and stewardship during the life of the companies. Reflecting on his decision to retire, Mr. Fox said, “Although this was a very difficult decision for me, I am now at a time in my life when I want to pursue family and personal interests that I have been unable to focus on during my years at MarkWest. I am only comfortable doing so because I am so confident that Frank Semple will provide excellent executive leadership. It has been a great honor for me to serve as leader of a superb group of associates, who have been the bulwark of our success. We clearly have a bright future. In my new role, I expect to continue to contribute significantly to both MarkWest Hydrocarbon and MarkWest Energy Partners.”

In accepting the appointment as the new President of MarkWest, Mr. Semple said, “It is my belief that the solid financial foundation and strategy established by John and the senior management team will provide an excellent platform for continued growth. From a personal perspective, I am very excited about the opportunity.  I am confident we well continue to provide the kind of industry leadership that our associates, customers and equity holders have come to expect, and I look forward to working with my colleagues on this very promising next chapter at MarkWest.”

Prior to accepting his appointment to MarkWest, Mr. Semple served as Chief Operating Officer of WilTel Communications, formerly Williams Communications, a $1.5 billion revenue, 2,500-employee telecommunications company based in Tulsa, Oklahoma. Preceding that, he held the position of Senior Vice President/General Manager of Williams Natural Gas from 1995 to 1997 as well as Vice President of Marketing and Vice President of Operations and Engineering for Northwest Pipeline and Director of Product Movements and Division Manager for Williams Pipeline during his 22-year career with the Williams Companies. During his tenure at Williams Communications, he served on the board of directors for PowerTel Communications and the Competitive Telecommunications Association (Comptel). He currently serves on the board of directors for the Tulsa Zoo and Children’s Medical Center.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP), operates in two business segments: exploration and production of natural gas, and midstream services. The exploration and production segment produces natural gas in Alberta, Canada, and in Michigan. In the midstream services segment, which is principally conducted through our 43.6 percent-owned affiliate, MarkWest Energy Partners, L.P. (AMEX: MWE), we gather natural gas from the wellhead and process the natural gas to remove impurities and the valuable natural gas liquids (NGLs). MarkWest Hydrocarbon markets the NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2002, and our SEC filings for 2003.